UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

__________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2004

Commission file number:  0-9165

___________________________

STRYKER CORPORATION
(Exact name of registrant as specified in charter)

Michigan	38-1239739
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2725 Fairfield Road, Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (269) 385-2600

______________________________

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release dated January 29, 2004

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            Stryker Corporation issued a press release on January 29, 2004 announcing its fourth quarter and year-end 2003 operating results.  A copy of this press release is attached hereto as Exhibit 99.1.

            In its press release, the Company has presented adjusted net earnings that exclude the impact of a restructuring charge and an acquisition-related credit reflected in the Company's results for the year ended December 31, 2002.  This adjusted non-GAAP financial measure does not replace the presentation of the Company's GAAP financial results.  The Company has provided this supplemental non-GAAP information because it provides meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses this non-GAAP financial information for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process.  In addition, the Company believes investors utilize this information to evaluate period-to-period results and to understand potential future operating results.  The Company believes that the economic nature of the restructuring charge and the acquisition-related credit are sufficiently unique that similar items have not been recorded in the prior two fiscal years nor are they reasonably likely to recur within two years.  In addition, the Company reasonably believes that it is probable that the financial impact of each of these individual items will become insignificant by the end of 2004.  The Company encourages investors and other users of these consolidated financial statements to review its financial statements and other publicly-filed reports in their entirety and to not rely on any single financial measure.  A reconciliation of reported net earnings to adjusted net earnings before restructuring charge and acquisition-related credit is included in the Company's press release attached hereto as Exhibit 99.1.

______________________________

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRYKER CORPORATION
(Registrant)

January 29, 2004	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)

______________________________

EXHIBIT INDEX

99.1	Press release dated January 29, 2004